                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): July 25, 2002


                             BAYCORP HOLDINGS, LTD.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 -----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                 1-12527                              02-0488443
       (Commission File Number)          (I.R.S. Employer Identification Number)


        51 Dow Highway, Suite 7                       03903-2037
             Eliot, Maine                             (Zip Code)
(Address of Principal Executive Offices)


                                 (207) 451-9573
              -----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 25, 2002, BayCorp Holdings, Ltd. (the "Company") engaged Deloitte & Touche LLP as the Company's independent public accountants for the 2002 fiscal year, and dismissed Arthur Andersen LLP ("Andersen"), which served as the Company's independent public accountants for the 2000 and 2001 fiscal years. The decision to change accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

The audit reports issued by Andersen on the consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the years ended December 31, 2001 and 2000, and during the subsequent interim period through July 25, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the Company's two most recent fiscal years or during the subsequent interim period through July 25, 2002. During the fiscal years ended December 31, 2001 and 2000, and during the subsequent interim period through July 25, 2002, the Company did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  BAYCORP HOLDINGS, LTD.



                                  By: /s/ Frank W. Getman Jr.
                                      ------------------------------------------
July 25, 2002                         Frank W. Getman Jr.
                                      President and Chief Executive Officer